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                        UNITED COMMUNITY FINANCIAL CORP.

                                   EXHIBIT 11
                                   ----------

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
COMPUTATIONS OF EARNINGS PER COMMON SHARE

                                                    Three Months Ended                      Nine Months Ended
                                                       September 30,                          September 30,
                                              --------------------------------          ---------------------------
                                                  2000               1999                  2000            1999
                                              --------------     -------------          -----------     -----------
                                                      (In thousands,                          (In thousands,
                                                  except per share data)                  except per share data)
BASIC EARNINGS PER SHARE:
Net income applicable to common stock            $    3,089      $     (1,942)          $    9,161        $  8,485
Weighted average common shares outstanding           33,252            34,046               33,205          33,934
                                              --------------     -------------          -----------     -----------
Basic earnings per share                         $     0.09      $      (0.06)          $     0.27        $   0.25
                                              ==============     =============          ===========     ===========

DILUTED EARNINGS PER SHARE:
Net income applicable to common stock            $    3,089       $    (1,942)           $   9,161        $  8,485
Weighted average common shares outstanding           33,252            34,046               33,205          33,934
Dilutive effect of restricted stock                     841               353                  859             119
                                              --------------     -------------          -----------     -----------
Weighted average common shares outstanding           34,093            34,399               34,064          34,053
     for dilutive computation
                                              --------------     -------------          -----------     -----------
Diluted earnings per share                       $     0.09      $      (0.06)           $    0.27        $   0.25
                                              ==============     =============          ===========     ===========

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